     Exhibit 5.1
August 25, 2010
Peabody Energy Corporation
701 Market Street
St. Louis, Missouri 63103
Ladies and Gentlemen:
     We have acted as counsel to Peabody Energy Corporation, a Delaware corporation (the “Company”), the Delaware subsidiaries of the Company named on Schedule I hereto (each, a “Delaware Guarantor,” and, collectively, the “Delaware Guarantors”) and the non-Delaware subsidiaries of the Company named on Schedule II hereto (each, a “Non-Delaware Guarantor,” and collectively, the “Non-Delaware Guarantors,” and taken together with the Delaware Guarantors, the “Guarantors”), in connection with the offer and sale of $650,000,000 aggregate principal amount of 6.500% Senior Notes due 2020 (the “Notes”) of the Company, unconditionally guaranteed by the Guarantors, pursuant to a Registration Statement on Form S-3 (Registration No. 333-161179) (the “Initial Registration Statement”) and Post-Effective Amendment No. 1 thereto (together with the Initial Registration Statement, the “Registration Statement”) filed by the Company and the Guarantors with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”). The Notes have been issued pursuant to an Underwriting Agreement, dated as of August

11, 2010 among the Company, the Guarantors and the Underwriters named in Schedule II thereto.
     The Notes and the related guarantees (the “Guarantees”) have been issued under an Indenture (the “Base Indenture”), dated as of March 19, 2004 among the Company and U.S. Bank National Association, as trustee (the “Trustee”), as supplemented by the Thirty-third Supplemental Indenture, dated as of August 25, 2010, relating to the Notes (the “Supplemental Indenture” and, together with the Base Indenture, the “Indenture”).
     We have examined the Registration Statement and the Base Indenture, which has been filed with the Commission as an exhibit to the Registration Statement and the global certficate representing the Notes. We also have examined the originals, or duplicates or certified or conformed copies, of such corporate and other records, agreements, documents and other instruments and have made such other investigations as we have deemed relevant and necessary in connection with the opinions hereinafter set forth. As to questions of fact material to this opinion, we have relied upon certificates or comparable documents of public officials and of officers and representatives of the Company and the Guarantors.
     In rendering the opinions set forth below, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as duplicates or certified or conformed copies, and the authenticity of the originals of such latter documents. We also have assumed that the Indenture is the valid and legally binding obligation of the Trustee.

     We have assumed further that (1) each Non-Delaware Guarantor has duly authorized, executed and delivered the Indenture and the issuance and performance of the Guarantees in accordance with the law of its jurisdiction of organization and (2) the execution, delivery and performance by each Non-Delaware Guarantor of the Indenture, and the issuance and performance by the Non-Delaware Guarantors of the Guarantees do not and will not violate the law of its jurisdiction of organization or any other applicable laws (excepting the law of the State of New York and the federal law of the United States).
     Based upon the foregoing, and subject to the qualifications, assumptions and limitations stated herein, we are of the opinion that:
1.	The Notes have been duly authorized by all necessary corporate action of the Company, have been duly executed and delivered by the Company and are valid and legally binding obligations of the Company enforceable against the Company in accordance with their terms.

2.	The Guarantees are valid and legally binding obligations of the Guarantors enforceable against the Guarantors in accordance with their terms.
     Our opinions set forth above are subject to the effects of (i) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally, (ii) general equitable principles (whether considered in a proceeding in equity or at law) and (iii) an implied covenant of good faith and fair dealing.
     We do not express any opinion herein concerning any law other than the law of the State of New York, the federal law of the United States, the Delaware General Corporation Law and the Delaware Limited Liability Act (including the statutory provisions, all applicable provisions of the Delaware Constitution and reported judicial decisions interpreting the Delaware General Corporation Law or the Delaware Limited Liability Act).

     We hereby consent to the filing of this opinion letter as Exhibit 5 to the Current Report on Form 8-K to be filed on or about the date hereof and to the use of our name therein and under the caption “Legal Matters” in the Prospectus Supplement included in the Registration Statement.
Very truly yours,
/s/ SIMPSON THACHER & BARTLETT LLP

SIMPSON THACHER & BARTLETT LLP

Schedule I

Delaware Guarantors
American Land Development, LLC
American Land Holdings of Colorado, LLC
American Land Holdings of Illinois, LLC
American Land Holdings of Indiana, LLC
American Land Holdings of Kentucky, LLC
American Land Holdings of West Virginia, LLC
Arid Operations Inc.
Big Sky Coal Company
BTU Empire Company, LLC
BTU Western Resources, Inc.
Caballo Coal, LLC
Caballo Grande, LLC
Caseyville Dock Company, LLC
Central States Coal Reserves of Illinois, LLC
Central States Coal Reserves of Indiana, LLC
Coal Reserves Holding Limited Liability Company No. 1
COALSALES II, LLC
Colorado Yampa Coal Company
Conservancy Resources, LLC
Cottonwood Land Company
Cyprus Creek Land Company
Cyprus Creek Land Resources, LLC
Dyson Creek Coal Company, LLC
Dyson Creek Mining Company, LLC
El Segundo Coal Company, LLC
Elkland Holdings, LLC
Gallo Finance Company
Gold Fields Chile, LLC
Gold Fields Mining, LLC
Gold Fields Ortiz, LLC
Hayden Gulch Terminal, LLC
Highwall Mining Services Company
Hillside Recreational Lands, LLC
HMC Mining, LLC
Independence Material Handling, LLC
James River Coal Terminal, LLC
Juniper Coal Company
Kayenta Mobile Home Park, Inc.
Kentucky Syngas, LLC
Lively Grove Energy, LLC
Lively Grove Energy Partners, LLC
Marigold Electricity, LLC
Midwest Coal Acquisition Corp.

Midwest Coal Reserves of Illinois, LLC
Midwest Coal Reserves of Indiana, LLC
Mustang Energy Company, LLC
New Mexico Coal Resources, LLC
Peabody America, Inc.
Peabody Archveyor, LLC
Peabody Bear Run Mining, LLC
Peabody Bear Run Services, LLC
Peabody Cardinal Gasification, LLC
Peabody COALSALES, LLC
Peabody COALTRADE International (CTI), LLC
Peabody COALTRADE, LLC
Peabody Colorado Operations, LLC
Peabody Colorado Services, LLC
Peabody Coulterville Mining, LLC
Peabody Development Company, LLC
Peabody Electricity, LLC
Peabody Employment Services, LLC
Peabody Energy Generation Holding Company
Peabody Energy Investments, Inc.
Peabody Energy Solutions, Inc.
Peabody Gateway North Mining, LLC
Peabody Gateway Services, LLC
Peabody Holding Company, LLC
Peabody Illinois Services, LLC
Peabody Indiana Services, LLC
Peabody International Investments, Inc.
Peabody International Services, Inc.
Peabody Investments Corp.
Peabody Midwest Management Services, LLC
Peabody Midwest Operations, LLC
Peabody Midwest Services, LLC
Peabody Natural Gas, LLC
Peabody Natural Resources Company
Peabody New Mexico Services, LLC
Peabody Operations Holding, LLC
Peabody Powder River Operations, LLC
Peabody Powder River Services, LLC
Peabody PowerTree Investments, LLC
Peabody Recreational Lands, LLC
Peabody Rocky Mountain Management Services, LLC
Peabody Rocky Mountain Services, LLC
Peabody Services Holding, LLC
Peabody Southwest, LLC
Peabody Southwestern Coal Company
Peabody Terminal Holding Company, Inc.

Peabody Terminals, LLC
Peabody Twentymile Mining, LLC
Peabody Venezuela Coal Corp.
Peabody Venture Fund, LLC
Peabody-Waterside Development, LLC
Peabody Western Coal Company
Peabody Wild Boar Mining, LLC
Peabody Wild Boar Services, LLC
Peabody Wyoming Services, LLC
PEC Equipment Company, LLC
Point Pleasant Dock Company, LLC
Pond River Land Company
Porcupine Production, LLC
Porcupine Transportation, LLC
Powder River Coal, LLC
Riverview Terminal Company
Sage Creek Coal Company, LLC
Sage Creek Holdings, LLC
School Creek Coal Company, LLC
School Creek Coal Resources, LLC
Seneca Coal Company, LLC
Shoshone Coal Corporation
Star Lake Energy Company, L.L.C.
Thoroughbred Generating Company, LLC
Thoroughbred Mining Company, LLC
Twentymile Coal, LLC
West Roundup Resources, LLC
Williams Fork Coal Company, LLC
Wyoming Natural Gas, LLC

Schedule II

Non-Delaware Guarantors	Jurisdiction of Incorporation or Organization
Big Ridge, Inc.	Illinois
Black Hills Mining Company, LLC	Illinois
Century Mineral Resources, Inc.	Illinois
Illinois Land Holdings, LLC	Illinois
Midco Supply and Equipment Company	Illinois
Falcon Coal Company, LLC	Indiana
Peabody Arclar Mining, LLC	Indiana
Peabody Midwest Mining, LLC	Indiana
Sugar Camp Properties, LLC	Indiana

II-1